Exhibit 10.1

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of the 19th  day of September 2015 (this “Agreement”) is entered into by and among, Medico International Inc., a Nevada corporation (“MEDICO”); and Multi Care PTE. LTD., a Singaporean corporation (“MC”) and Eminent Healthcare PTE. LTD., a Singaporean corporation (“EH”) (each of MC and EH are referred to herein as an “OWNER” and collectively, the “OWNERS”). MEDICO and OWNERS are referred to singularly as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, OWNERS own 100% of the issued and outstanding shares of Smile More Holdings PTE. LTD., a Singaporean corporation (“Target”);

WHEREAS, Target is in the business of operating, and owns all of the issued and outstanding equity interests of, the following five (5) dental clinics: SMILE CENTRAL DENTAL ALJUNIED PTE LTD., Blk 119 Aljunied Ave 2, #01-74 Singapore 380119; SMILE CENTRAL DENTAL HOUGANG PTE LTD., Blk 804 Hougang Central, #01-132 Singapore 53080; SMILE CENTRAL DENTAL JURONG PTE LTD., Blk 135 Jurong Gateway Road, Jurong East Central, #01-331 Singapore 600135; SMILE CENTRAL DENTAL TOA PAYOH PTE LTD., Blk 183 Toa Payoh Central #01-278 Singapore 310278; SMILE CENTRAL DENTAL HOUGANG CENTRAL  PTE LTD., 90 Hougang Avenue 10, Hougang Mall, #01-18 Singapore 538766.

WHEREAS, MEDICO wishes to acquire all of the issued and outstanding shares of capital stock of Target (referred to hereinafter as the “Target Shares”), with the purpose of owning and operating Target as MEDICO’s wholly-owned subsidiary; and

            WHEREAS, MEDICO and OWNERS propose to enter into this Agreement which provides, among other things, that OWNERS will deliver the Target Shares to MEDICO in exchange for an aggregate total of 3,000,000 shares of MEDICO’s common stock (the “Share Exchange”), on the terms and conditions set forth herein and such additional items as more fully described in this Agreement.

NOW, THEREFORE, in consideration, of the promises and of the mutual representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01.             Definitions. The following terms shall have the following respective meanings:

“Affiliate”
with respect to any Party, a Person that directly or indirectly controls, is controlled by, or is under common control of such Party.  For the purpose of this definition, “control” means (i) ownership of more than ten percent (10%) of the voting shares of a Person or (ii) the right or ability to direct the management or policies of a Person through ownership of voting shares or other securities, pursuant to a written agreement or otherwise;

“Business Day”	a day (other than a Saturday) on which banks in Utah are open for business throughout their normal business hours;
“Closing”	the closing of the transactions contemplated by this Agreement;
“Completion”	completion of acquisition of the Target Shares by MEDICO and issuance of the Exchange Shares (as such term is defined below) in accordance with the terms and conditions of this Agreement;
“Encumbrance”
any mortgage, charge, pledge, lien, (otherwise than arising by statute or operation of law), equities, hypothecation or other encumbrance, priority or security interest, preemptive right deferred purchase, title retention, leasing, sale-and-repurchase or sale-and-leaseback arrangement whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the same and reference to “Encumbrances” shall be construed accordingly;

“Exchange Act”	the US Securities Exchange Act of 1934;
“Person”	any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);
“Securities Act”	the US Securities Act of 1933;
“SEC”	the US Securities and Exchange Commission;
“US”	United States of America;
“United States Dollars” or “US$”	United States dollars;

Section 1.02.                     Rules of Construction.

            (a)            Unless the context otherwise requires, as used in this Agreement:  (i) “including” means “including, without limitation”; (ii) words in the singular include the plural; (iii) words in the plural include the singular; (iv) words applicable to one gender shall be construed to apply to each gender; (v) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement,; (vi) the terms “Article” and “Section” shall refer to the specified Article or Section of or to this Agreement (vii) the term “day” shall refer to calendar days.

(b)            Titles and headings to Articles and Sections are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

ARTICLE II
THE SHARE EXCHANGE
Section 2.01                     Share Exchange.
(a)            Subject to and upon the terms and conditions of this Agreement, on the Closing Date (as defined hereafter), MEDICO shall acquire all of the Target Shares with all of such interests acquired being free from all Encumbrances together with all rights now or hereafter attaching thereto. MEDICO shall be sole owner of Target and Target shall continue to operate in its normal course of business, as a wholly-owned subsidiary of MEDICO.
(b)            In exchange for the delivery of the Target Shares, MEDICO shall provide the following to OWNERS at the closing, an aggregate total of 3,000,000 shares of MEDICO’s common stock (the “Exchange Shares”).  The Exchange Shares will be allocated to the OWNERS as follows: Multi Care PTE. LTD., 2,100,000 shares; and Eminent Healthcare PTE. LTD., 900,000 shares.
(c)            The Share Exchange shall take place upon the terms and conditions provided for in this Agreement and in accordance with applicable law. If the Closing does not occur as set forth in Section 2.02 of this Agreement due to one Party’s failure to perform, then the other Party may terminate the Agreement.
Section 2.02.                     Closing Location.  The Closing of the Share Exchange and the other transactions contemplated by this Agreement will occur as soon as possible (the “Closing Date”), at the law offices of Booth Udall Fuller, PLC, 1255 W. Rio Salado Parkway, Tempe, Arizona.

Section 2.03.                     OWNERS’s Closing Documents.  At the Closing, OWNERS shall tender to MEDICO:

(a)            Copies of a certificate(s) representing all of the Target Shares, duly endorsed for transfer by the applicable OWNER of such shares, which shall either be validly notarized or the signature thereon otherwise guaranteed and such certificates shall be marked as “cancelled”;

(b)            One (1) new certificate issued by the Target in the name of MEDICO representing the Target Shares;

(c)            Certified copies of resolutions of the Board of Directors (or similar governing body) of each OWNER in a form satisfactory to MEDICO, acting reasonably, authorizing:

(i)	the execution and delivery of the agreement by each OWNER; and

(ii)	the transfer of the Target shares to MEDICO.

(d)            A certified copy of the register of shareholders of Target showing MEDICO as the registered owner of the Target Shares; and

(e)            A resolution from OWNERS certifying that the conditions in Section 8.01(b) have been satisfied.

Section 2.04.                 MEDICO’s Closing Documents.  At the Closing, MEDICO will tender to OWNERS:

(a)            A certified copy(ies) of resolutions of the Board of Directors of MEDICO in a form satisfactory to OWNERS, acting reasonably, authorizing:

                          (i)            the execution and delivery of this Agreement by MEDICO; and

(ii)	the issuance of the Exchange Shares to OWNERS.

(b)            Share certificates, registered in the name of OWNERS as set forth above representing the Exchange Shares; and

(c)            A certificate executed by a duly appointed officer of MEDICO certifying that the conditions in Section 9.01(b) have been satisfied.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01.                          Each Party represents and warrants to the other Party that each of the warranties it makes is accurate in all respects and not misleading as at the date of this Agreement.

Section 3.02.                          Each Party undertakes to disclose in writing to the other Party anything which is or may constitute a breach of or be inconsistent with any of the warranties immediately upon the same coming to its notice at the time of and after Completion.

Section 3.03.                          Each Party agrees that each of the warranties it makes shall be construed as a separate and independent warranty and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other warranty or any other term of this Agreement.

Section 3.04.                          Each Party acknowledges that the restrictions contained in Section 11.01 shall continue to apply after the Closing without limit in time.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF MEDICO

Section 4.01.                            Organization, Standing and Authority; Foreign Qualification. MEDICO is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification.

Section 4.02.                            Corporate Authorization. The execution, delivery and performance by MEDICO of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of MEDICO, and this Agreement constitutes a valid and binding agreement of MEDICO. The Exchange Shares to be issued in accordance with this Agreement shall be duly authorized and, upon such issuance, will be validly issued, fully paid and non-assessable.

Section 4.03.                           Capitalization.  MEDICO’s authorized capital stock, as of the Closing Date prior the issuance of the Exchange Shares, shall consist of 500,000,000 authorized shares of common stock, of which 1,000 common shares are issued and outstanding. All of such issued and outstanding shares of MEDICO’s common stock are duly authorized, validly issued, fully paid and non-assessable. There are no outstanding options, warrants, agreements or rights to subscribe for or to purchase, or commitments to issue, shares of MEDICO’s common stock or any other security of MEDICO or any plan for any of the foregoing. MEDICO is not obligated to register the resale of any of its common stock on behalf of any shareholder of MEDICO under the Securities Act.

Section 4.04.                            Subsidiaries. Prior to the Closing, MEDICO does not have any subsidiaries.

Section 4.05.                          Articles of Incorporation and Bylaws.  MEDICO has heretofore delivered, or prior to Closing MEDICO shall deliver, to OWNERS true, correct and complete copies of its Articles of Incorporation and Bylaws or comparable instruments, certified by MEDICO’s corporate secretary.

Section 4.06.                          No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)            violate any provision of the Articles of Incorporation, Bylaws or other charter or organizational document of MEDICO;

(b)            violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which MEDICO is a party or by or to which either of its assets or properties, may be bound or subject;

(c)            violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon MEDICO or upon the securities, assets or business of MEDICO;

(d)            violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to MEDICO or to the securities, properties or business of MEDICO; or

(e)            result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by MEDICO.

Section 4.07.                          Litigation. There is no litigation, suit, proceeding, action or claim at law or in equity, pending or to MEDICO’s best knowledge threatened against or affecting MEDICO or involving any of MEDICO’s property or assets, before any court, agency, authority or arbitration tribunal, including, without limitation, any product liability, workers' compensation or wrongful dismissal claims, or claims, actions, suits or proceedings relating to toxic materials, hazardous substances, pollution or the environment. MEDICO is not subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, authority or arbitration tribunal.

Section 4.08.                          Compliance with Laws. To the best knowledge of MEDICO, it has complied with all laws, municipal bylaws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental authority applicable to it, its properties or the operation of its business, except where the failure to comply will not have a material adverse effect on the business, properties, financial condition or earnings of MEDICO.

Section 4.09.                          True and Correct Copies. All documents furnished or caused to be furnished to OWNERS by MEDICO are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

Section 4.10.                          Contracts.

            (a)            Excluding any obligation referenced in this Agreement, MEDICO is not a party to any:

                          (i)            contracts with any current or former officer, director, employee, consultant, agent or other representative having more than three (3) months to run from the date hereof or providing for an obligation to pay and/or accrue compensation of $100,000 or more per annum, or providing for the payment of fees or other consideration in excess of $100,000 in the aggregate to any officer or director of MEDICO, or to any other entity in which MEDICO has an interest;

                          (ii)            contracts for the purchase or sale of equipment or services that contain an escalation, renegotiation or re-determination clause or that can be cancelled without liability, premium or penalty only on ninety (90) days’ or more notice;

                          (iii)            contracts for the sale of any of its assets or properties or for the grant to any person of any preferential rights to purchase any of its or their assets or properties;

                          (iv)            contracts (including, without limitation, leases of real property) calling for an aggregate purchase price or payments in any one (1) year of more than $100,000 in any one case (or in the aggregate, in the case of any related series of contracts);

                          (v)            contracts relating to the acquisition by MEDICO of any operating business of, or the disposition of any operating business by, any other person;

                          (vi)            executory contracts relating to the disposition or acquisition of any investment or of any interest in any person;

                          (vii)            joint venture contracts or agreements;

                          (viii)            contracts under which MEDICO agrees to indemnify any party, other than in the ordinary course of business or in amounts not in excess of $100,000 or to share tax liability of any party;

                          (ix)            contracts containing covenants of MEDICO not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with MEDICO in any line of business or in any geographical area;

                          (x)            contracts for or relating to computers, computer equipment, computer software or computer services; or

                          (xi)            contracts relating to the borrowing of money by MEDICO or the direct or indirect guarantee by MEDICO of any obligation for, or an agreement by MEDICO to service, the repayment of borrowed money, or any other contingent obligations in respect of indebtedness of any other Person, including, without limitation:

                                        (A)            any contract with respect to lines of credit;

                                        (B)            any contract to advance or supply funds to any other person other than in the ordinary course of business;

                                        (C)            any contract to pay for property, products or services of any other person even if such property, products or services are not conveyed, delivered or rendered;

                                        (D)            any keep-well, make-whole or maintenance of working capital or earnings or similar contract; or

                                        (E)            any guarantee with respect to any lease or other similar periodic payments to be made by any other person; and

                          (xii)            any other material contract whether or not made in the ordinary course of business.

Section 4.11.                          Material Information.  This Agreement and all other information provided, in writing, by MEDICO or representatives thereof to OWNERS, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading. There are no facts or conditions which have not been disclosed to OWNERS in writing which, individually or in the aggregate, could have a material adverse effect on MEDICO or a material adverse effect on the ability of MEDICO to perform any of its obligations pursuant to this Agreement.

Section 4.12.                          Brokerage.  No broker or finder has acted, directly or indirectly, for MEDICO nor did MEDICO incur any finder’s fee or other commission, in connection with the transactions contemplated by this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE OWNERS

The OWNERS represent and warrant to MEDICO as follows:

Section 5.01.                       Organization, Standing and Authority; Foreign Qualification. (a) Target is a Sinaporean corporation duly organized, validly existing and in good standing under the laws of Singapore and has all requisite corporate power and authority to own, lease and operate its respective properties and to conduct its respective business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification.

Section 5.02.                       Authorization. The execution, delivery and performance by OWNERS of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary actions, as the case may be, on the part of OWNERS. OWNERS have duly executed and delivered this Agreement and this Agreement constitutes a valid and binding agreement of OWNERS.

Section 5.03.                       Capitalization.

(a)            All of the Target Shares are duly authorized, validly issued, fully paid and non-assessable.  There are no outstanding options, warrants, agreements or rights to subscribe for or to purchase, or commitments to issue, shares of capital stock in Target or any other security of Target or any plan for any of the foregoing.

(b)            The Target Shares are not subject to any option, right of first refusal or any other restriction on transfer, whether by contract, agreement, applicable law, regulation or statute, as the case may be.

(c)            There are no outstanding loans, debts, bonds, indentures or promissory notes giving the holder thereof the right to convert such instruments into shares of Target’s capital stock.

Section 5.04.                         Subsidiaries. Target does not have any subsidiaries, except for the following five (5) dental clinics: SMILE CENTRAL DENTAL ALJUNIED PTE LTD., Blk 119 Aljunied Ave 2, #01-74 Singapore 380119; SMILE CENTRAL DENTAL HOUGANG PTE LTD., Blk 804 Hougang Central, #01-132 Singapore 53080; SMILE CENTRAL DENTAL JURONG PTE LTD., Blk 135 Jurong Gateway Road, Jurong East Central, #01-331 Singapore 600135; SMILE CENTRAL DENTAL TOA PAYOH PTE LTD., Blk 183 Toa Payoh Central #01-278 Singapore 310278 and SMILE CENTRAL DENTAL HOUGANG CENTRAL PTE LTD., 90 Hougang Avenue 10, Hougang Mall, #01-18 Singapore 538766.

Section 5.05.                          Sale of Exchange Shares. Upon completion of the purchase and sale of the Exchange Shares, OWNERS shall be the beneficial and record holder of the Exchange Shares.

Section 5.06.                          Investment Risk.  The OWNERS understand that an investment in MEDICO includes a high degree of risk, each has such knowledge and experience in financial and business matters, investments, securities and private placements as to be capable of evaluating the merits and risks of their investment in the Exchange Shares, are in a financial position to hold the Exchange Shares for an indefinite period of time, and are able to bear the economic risk of, and withstand a complete loss of such investment in the Exchange Shares.

Section 5.07.                          Cooperation. If required by applicable securities laws or order of a securities regulatory authority, stock exchange or other regulatory authority, OWNERS will execute, deliver, file and otherwise assist MEDICO in filing such reports, undertakings and other documents as may be required with respect to the issuance of the Exchange Shares.

Section 5.08.                          Tax Advice.  OWNERS are solely responsible for obtaining such legal, including tax, advice as any of them considers necessary or appropriate in connection with the execution, delivery and performance by OWNERS of this Agreement and the transactions contemplated herein.

Section 5.09.                          Investment Representations.  All of the acknowledgements, representations, warranties and covenants set out in Exhibit A hereto are true and correct as of the date hereof and as of the Closing Date.

Section 5.10.                          No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)            violate any provision of the Articles or Certificate of Incorporation, Bylaws or other charter or organizational document of Target;

(b)            violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which Target or any OWNER is a party or by or to which either’s assets or properties may be bound or subject;

(c)            violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon Target or any OWNER or upon the securities, assets or business of Target and/or any OWNER;

(d)            violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Target and/or any OWNER or to the securities, properties or business of Target and/or any OWNER; or

(e)            result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by Target.

Section 5.11.                          Articles of Incorporation and Bylaws.

            (a)            OWNERS have heretofore delivered to MEDICO true, correct and complete copies of Target’s Articles of Incorporation and Bylaws or comparable instruments, certified by the corporate secretary thereof.

(b)            The minute books of Target accurately reflect all actions taken at all meetings and consents in lieu of meetings of its respective members or owners, and all actions taken at all meetings and consents in lieu of meetings of its managing members from the date of incorporation to the date hereof.

Section 5.12.                          Compliance with Laws.  To the best of OWNERS’ knowledge, neither Target nor any OWNER is in violation of any applicable order, judgment, injunction, award or decree nor are they in violation of any federal, provincial, state, local, municipal or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on Target or OWNERS and have not received written notice that any violation is being alleged.

Section 5.13.                          Material Information.  This Agreement and all other information provided in writing by OWNERS or representatives thereof to MEDICO, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.  There are no facts or conditions, which have not been disclosed to MEDICO in writing which, individually or in the aggregate, could have a material adverse effect on Target and/or OWNERS or a material adverse effect on the ability of OWNERS to perform any of their obligations pursuant to this Agreement.

Section 5.14.                         Actions and Proceedings.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving Target or any OWNER.  There are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or, to the knowledge of OWNERS, threatened against or involving any OWNER, Target or the Target Shares.

Section 5.15.                         Operations.  Except as contemplated by this Agreement, since its date of incorporation, Target has not:

(a)            amended its Certificate or Articles of Incorporation or Bylaws or merged with or into or consolidated with any other person or entity, subdivided or in any way reclassified any of its ownership interests or changed or agreed to change in any manner the rights of its ownership interests or the character of its business;

(b)            issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any ownership interests or any bonds, notes, debentures or other evidence or indebtedness; or

(c)            made any loan or advance to any manager, officer, director or employee, consultant, agent or other representative.

Section 5.16.                          Brokerage.  OWNERS shall pay any brokerage, finder’s fee or other commission owed in connection with the transactions contemplated by this Agreement.

ARTICLE VI
COVENANTS AND AGREEMENTS OF OWNERS

Section 6.01.                          Conduct of Businesses in the Ordinary Course.  From the date of this Agreement to the Closing Date, OWNERS shall cause Target to conduct its business substantially and the businesses of its subsidiaries in the manner in which it is currently conducted.

Section 6.02.                          Preservation of Permits and Services.  From the date of this Agreement to the Closing Date, OWNERS shall cause Target to use its best efforts to preserve any permits and licenses in full force and effect and to keep available the services, and preserve the goodwill, of its present managers, officers, employees, agents, and consultants.

Section 6.03.                          Conduct Pending the Closing Date.  From the date of this Agreement to the Closing Date: (a) OWNERS shall cause Target to use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article V shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date; and (b) OWNERS shall promptly notify MEDICO of any event, condition or circumstance that would constitute a violation or breach of this Agreement by OWNERS.

Section 6.04.                           Corporate Examinations and Investigations.  Prior to the Closing Date, MEDICO shall be entitled, through its employees and representatives, to make such reasonable investigation of the assets, liabilities, properties, business and operations of Target, and such examination of the books, records, tax returns, results of operations and financial condition of Target. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and OWNERS and his employees and representatives, including without limitation, their counsel and independent public accountants, shall cooperate fully with such representatives in connection with such reasonable review and examination.

ARTICLE VII
COVENANTS AND AGREEMENTS OF MEDICO

Section 7.01.                          Conduct of Businesses in the Ordinary Course.  From the date of this Agreement to the Closing Date, MEDICO shall conduct its businesses substantially in the manner in which it is currently conducted and shall not enter into any contract described in Section 4.10, or undertake any of the actions specified in Sections 4.11.

Section 7.02.                            Litigation.  From the date of this Agreement to the Closing Date, MEDICO shall notify OWNERS of any actions or proceedings of the type described in Section 4.07 that are threatened or commenced against MEDICO or against any officer, director, employee, properties or assets of MEDICO and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

Section 7.03.                          Conduct of MEDICO Pending the Closing.  From the date hereof through the Closing Date:

(a)            MEDICO shall use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article IV shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date; and

(b)            MEDICO shall promptly notify OWNERS of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by MEDICO.

Section 7.04.                          Corporate Examinations and Investigations.  Prior to the Closing Date, OWNERS shall be entitled, through employees and representatives, to make any investigation of the assets, liabilities, properties, business and operations of MEDICO; and such examination of the books, records, tax returns, results of operations and financial condition of MEDICO. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and MEDICO and its employees and representatives shall cooperate fully with such representatives in connection with such reasonable review and examination.

ARTICLE VIII
CONDITIONS PRECEDENT TO THE OBLIGATION OF MEDICO TO CLOSE

The obligations of MEDICO to be performed by it at the Closing pursuant to this Agreement are subject to the fulfillment on or before the Closing Date, of each of the following conditions, any one or more of which may be waived by it, to the extent permitted by law:

Section 8.01.                          Representations and Covenants.  (a)   The representations and warranties of OWNERS contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

(b)          The OWNERS shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by him on or before the Closing Date. The OWNERS shall have delivered to MEDICO a certificate, dated the Closing Date, and signed by OWNERS to the foregoing effect.

Section 8.02.                          Governmental Permits and Approvals.

                         (a)            All approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by Target to continue to be carried on substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect, and MEDICO shall have been furnished with appropriate evidence, reasonably satisfactory to them, of the granting of such approvals, authorizations, consents, permits and licenses; and

(b)            There shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement.

Section 8.03.                          Third Party Consents.  All consents, permits and approvals from parties to contracts with Target that may be required in connection with the performance by OWNERS hereunder or the continuance of such contracts in full force and effect after the Closing Date, shall have been obtained.

Section 8.04.                          Litigation.  No action, suit or proceeding shall have been instituted and be continuing or be threatened by any person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on Target, OWNERS, or on the Target Shares.

Section 8.05                          Due Diligence Review.  MEDICO must have received results satisfactory to it, in its sole discretion, from its due diligence review of Target and its operations.

Section 8.06                          Closing Documents.  The OWNERS shall have executed and delivered the documents described in Section 2.03 above.

ARTICLE IX
CONDITIONS PRECEDENT TO THE OBLIGATION OF THE OWNERS TO CLOSE

The obligations of OWNERS to be performed by them at the Closing pursuant to this Agreement are subject to the fulfillment, on or before the Closing Date, of each the following conditions, any one or more of which may be waived by them, to the extent permitted by law:

Section 9.01.                          Representations and Covenants.  (a)                                                                                    The representations and warranties of MEDICO contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

            (b)            MEDICO shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date. MEDICO shall have delivered to OWNERS a certificate dated the Closing Date, and signed by an authorized signatory of MEDICO to the foregoing effect.

Section 9.02.                          Governmental Permits and Approvals.  (a)                                                                                                  All approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by MEDICO to continue to be carried on substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect, and OWNERS shall have been furnished with appropriate evidence, reasonably satisfactory to them, of the granting of such approvals, authorizations, consents, permits and licenses; and

            (b)            There shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement.

Section 9.03.                          Litigation.  No action, suit or proceeding shall have been instituted and be continuing or be threatened by any person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on MEDICO.

Section 9.04.                          Closing Documents.  MEDICO shall have executed and delivered the documents described in Section 2.04 above.

ARTICLE X
TERMINATION
Section 10.01.                      Termination.

(a)            Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Share Exchange and the other transactions contemplated by this Agreement shall be abandoned at any time prior to the Closing:
                          (i)            by mutual written consent of OWNERS and MEDICO;
                          (ii)            by either OWNERS or MEDICO in the event that a temporary restraining order, preliminary or permanent injunction or other judicial order preventing the consummation of the Share Exchange or any of the other transactions contemplated hereby shall have become final and non-appealable; provided, that, the party seeking to terminate this Agreement pursuant to this clause (ii) shall have used all commercially reasonable efforts to have such order, injunction or other order vacated;

                          (iii)            by MEDICO (a) if MEDICO is not then in material breach of this Agreement and if there shall have been any breach by OWNERS (which has not been waived) of one or more of its representations or warranties, covenants or agreements set forth in this Agreement, which breach or breaches (A) would give rise to the failure of a condition set forth in Article VIII, and (B) shall not have been cured within thirty (30) days following receipt by OWNERS of written notice of such breach, or such longer period in the event that such breach cannot reasonably be expected to be cured within such 30‑day period and OWNERS is diligently pursuing such cure, or (b) if MEDICO has not received results satisfactory to it, in its sole discretion, from its due diligence review of Target and its operations; or
                          (iv)            by OWNERS if they are not then in material breach of this Agreement and if there shall have been any breach by MEDICO (which has not been waived) of one or more of its representations or warranties, covenants or agreements set forth in this Agreement, which breach or breaches (A) would give rise to the failure of a condition set forth in Article IX, and (B) shall not have been cured within thirty (30) days following receipt by MEDICO of written notice of such breach.
(b)            In the event of termination by OWNERS or MEDICO pursuant to this Section 10.01, written notice thereof shall forthwith be given to the other Party and the transactions contemplated by this Agreement shall be terminated, without further action by any Party.

Section 10.02.                  Effect of Termination.  If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 10.01, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) Section 10.01 and this Section 10.02; and (ii) Section 11.01 relating to publicity. Nothing in this Section 10.02 shall be deemed to release any Party from any liability for any breach by such Party of the terms, conditions, covenants and other provisions of this Agreement or to impair the right of any Party to compel specific performance by any other Party of its obligations under this Agreement.

ARTICLE XI
POST-CLOSING COVENANTS

Section 11.01             OWNERS’ Covenants. The OWNERS hereby covenant with MEDICO and promise as follows:

(a)	To maintain the books, records, accounting and financial statements of Target and all operations related to its current business, in accordance with applicable accounting principles and practices.

(b)
To maintain all of the legal requirements that permit Target to operate its current business under the federal and provincial laws and regulations of Singapore and comply with all other federal and provincial laws and regulations of Singapore.

(c)	Not to incur any debt by Target in any event whatsoever, except with the prior written consent of the Board of Directors of MEDICO.

MISCELLANEOUS

Section 11.01.                     Public Notices.  The Parties agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated and no Party shall act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

Section 11.02.                    Time.  Time shall be of the essence hereof.

Section 11.03.                    Notices.  Any notice or other writing required or permitted to be given hereunder or for the purposes hereof shall be sufficiently given if delivered or faxed to the Party to whom it is given or, if mailed, by prepaid registered mail addressed to such Party at:

if to OWNERS, at:

Eminent Healthcare PTE. LTD.
1 North Bridge Road #19-09
High Street Centre
Singapore 179094

Multi Care PTE. LTD.
23 New Industrial Road #07-04
Solstice Business Center
Singapore 536209

            if to MEDICO, at:

Medico International Inc.
c/o W. Scott Lawler, Esq.
            Booth Udall Fuller PLC
            1255 W Rio Salado Pkwy #215
            Tempe, AZ 85281

or at such other address as the Party to whom such writing is to be given shall have last notified to the Party giving the same in the manner provided in this article. Any notice mailed shall be deemed to have been given and received on the fifth Business Day next following the date of its mailing unless at the time of mailing or within five (5) Business Days thereafter there occurs a postal interruption which could have the effect of delaying the mail in the ordinary and usual course, in which case any notice shall only be effectively given if actually delivered or sent by telecopy. Any notice delivered or faxed to the Party to whom it is addressed shall be deemed to have been given and received on the Business Day next following the day it was delivered or faxed.

Section 11.04.   Severability.  If a court of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

Section 11.05.    Entire Agreement.  This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, oral or written, by and between any of the Parties with respect to the subject matter hereof.

Section 11.06.   Further Assurances.  The Parties shall with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

Section 11.07.   Waiver.  Except as provided in this Article, no action taken or inaction pursuant to this Agreement will be deemed to constitute a waiver of compliance with any warranties, conditions or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.  No waiver of any right under this Agreement shall be binding unless executed in writing by the Party to be bound thereby.

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Section 11.08.  Counterparts.  This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart agreement or facsimile so executed shall be deemed to be an original and such counterparts and facsimile copies together shall constitute one and the same instrument and shall be valid and enforceable.

IN WITNESS WHEREOF the Parties hereto have set their hand and seal as of the day and year first above written.

MEDICO

MEDICO INTERNATIONAL INC.,
a Nevada corporation

By:  _____________________
Name: Daniel Liew
Title: President

OWNERS

MULTI CARE PTE. LTD.
a Singaporean corporation

By: _____________________
Name:
Title:

EMINENT HEALTHCARE PTE. LTD.
a Singaporean corporation

By:  ______________________
Name:
Title:

EXHIBIT A

Non-U.S. Person Certificate

September 19th, 2015
Medico International Inc.
c/o W. Scott Lawler, Esq.
Booth Udall Fuller, PLC
1255 W. Rio Salado Parkway
Suite 215
Tempe, AZ 85281

Defined terms used but not defined herein shall have the meaning ascribed to such terms in the Share Exchange Agreement (the “Share Agreement”) dated [September 19th, 2015], between Medico International Inc., a Nevada corporation (the “Company”); and Multi Care PTE. LTD., a Singaporean corporation and Eminent Healthcare PTE. LTD., a Singaporean corporation (each an “Owner” and collectively, the “OWNERS”), whereby OWNERS are acquiring shares of the Company’s common stock (the “Shares”).

1.	Each of the undersigned hereby represents, warrants and certifies that:

(a)
It is not a “U.S. Person” (as such term is defined by Rule 902 of Regulation S under the U.S. Securities Act) and is not acquiring the Shares, directly or indirectly, for the account or benefit of any U.S. person.

Rule 902 under the U.S. Securities Act, defines a “U.S. Person” as:

(A)	Any Natural person resident in the United States;

(B)	Any partnership or corporation organized or incorporated under the laws of the United States;

(C)	Any estate of which any executor or administrator is a U.S. Person;

(D)	Any trust of which any trustee is a U.S. Person;

(E)	Any agency or branch of a foreign entity located in the United States;

(F)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

(G)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(H)	Any partnership or corporation if:

(1)	Organized or incorporated under the laws of any foreign jurisdiction; and

(2)
Formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural person, estates or trusts.

The following are not “U.S. Persons:

(A)
Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a Non-U.S. Person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

(B)	Any estate of which any professional fiduciary acting as executor or administrator is a U.S. Person if:

(1)	An executor or administrator of the estate who is not a U.S. Person has sole or shared investment discretion with respect to the assets of the estate; and

(2)	The estate is governed by foreign law;

(C)
Any trust of which any professional fiduciary acting as trustee is a U.S. Person, if a trustee who is not a U.S. Person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settler if the trust is revocable) is a U.S. Person;

(D)	Any employee benefit established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;

(E)	Any agency or branch of a U.S. person located outside the United States if:

(1)	The agency or branch operates for valid business reasons; and

(2)	The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

(F)
The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

(b)	The offer and scale of the Shares was made in an “offshore transaction” (as defined under Regulation S under the U.S. Securities Act), in that:

(i)	The undersigned was outside the United States at the time the buy order for such Shares was originated; and

(ii)	The offer to sell the Shares was not made to the undersigned in the United States.

(c)
The transaction (i) has not been pre-arranged with a purchaser located inside of the United States or is a U.S. Person, and (ii) is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act.

2.	The undersigned hereby covenants that:

(a)
During the period prior to one year after the Closing (the “Restricted Period”) it will not engage in hedging transactions with regard to the Shares unless such transactions are made in compliance with the U.S. Securities Act;

(b)	If it decides to offer, sell or otherwise transfer any of the Shares, it will not offer, sell or otherwise transfer any of such Shares directly or indirectly, unless:

(i)	The sale is to the Company;

(ii)
The sale is made outside the United States in a transaction meeting the requirements of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations; provided, however, that during the period prior to the expiration of the Restrictive Period no sale may be made to any U.S. Person or for the account or benefit of the U.S. person (other than a distributor) and all purchasers of such Shares will be required to execute and deliver to the Company a certificate substantially in the form hereof;

(iii)
The sale is made in the United States pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or “blue sky” laws and the purchaser has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such transaction does not require registration pursuant to Rule 144 under the U.S. Securities Act;

(iv)
The Shares are sold in the United States in a transaction that does not require registration under U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such transaction does not require registration; or

(v)	The sale is made in the United States pursuant to an effective registration statement filed under the U.S. Securities Act.

3.	The undersigned acknowledges and agrees that:

(a)
The Shares are and will be “restricted securities” as that term is defined in Rule 144 under the U.S. Securities Act, and the certificates representing the Shares, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws, will be subject to the terms of and bear, on the face of such certificate, a legend in substantially the following for:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. THESE SECURITIES ARE RESTRICTED SECURITIES (AS DEFINED UNDER RULE 144 UNDER THE U.S. SECURITIES ACT) AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF FOR VALUE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE U.S. SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE U.S. SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.
DURING THE RESTRICTED PERIOD, WHICH DOES NOT END UNTIL ONE (1) FROM THE DATE THAT THE ISSUER OF THESE SECURITIES IS DEEMED NOT TO BE A “SHELL” COMPANY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY WITHIN THE UNITED STATES, TO A U.S. PERSON (AS DEFINIED IN REGULATION S UNDER THE U.S. SECURITIES ACT), OR FOR THE ACOUNT OR BENEFIT OF A U.S. PERSON, EXCEPT PURSUANT TO REGISTRATION UNDER THE U.S. SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER. DURING THE RESTRICTED PERIOD HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS SUCH TRANSACTIONS ARE MADE IN COMPLIANCE WITH THE U.S. SECURITES ACT.  THIS PARAGRAPH SHALL HAVE NO FURTHER EFFECT SUBSEQUENT TO THE EXPIRATION OF THE RESTRICTED PERIOD AND THEREAFTER MAY BE REMOVED.
(b)	The Company will refuse to register any sale of Shares made in breach of the provisions hereof.

(c)
The addressees of this certificate and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations, warranties and agreements, and irrevocably authorizes the addressees of this certificate to produce the same or a copy thereof to any interested party in any administrative or legal proceeding or official enquiry with respect to the matters set forth herein. Each of the undersigned further agrees that if any of acknowledgements, representations, warranties or agreements made herein is no longer accurate, it shall promptly notify the Company

19th September 2015

MULTI CARE PTE. LTD.
a Singaporean corporation

By: _____________________
Name:
Title:

EMINENT HEALTHCARE PTE. LTD.
a Singaporean corporation

By: ______________________
Name:
Title: